Exhibit 4.3

Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les societes par actions

MDS INC.	411825-1

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

Je certifie que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les socétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

October 30, 2002 / le 30 octobre 2002
Director - Directeur	Date of Amalgamation - Date de fusion

Canada

Industry Canada	Industrle Canada	FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)	FORMULE 9 STATUTS DE FUSION (ARTICLE 185)
Canada Business Corporations Act	Lol canadienne sur les sociétées par actions

1 --	Name of the Amalgamated Corporation	Dénomination soclale de la société issue de la fusion
MDS INC.
2 --	The province or territory in Canada where the registered office Is to be situated Ontario	La province ou Ie terrltolre au Canada où se situera Ie siège social
3 --	The classes and any maximum number of shares that the corporation is authorized to issue The attached Schedule 1 is incorporated in this form.	Catégories et tout nombre maximal d’actlons que la société est autorlsée à émettre
4 --	Restrictions, If any, on share transfers None	Restrictions sur Ie transfert des actions, s’ily a lieu
5 --	Number (or minimum and maximum number) of directors Minimum of three (3) - Maximum of twenty (20)	Nombre (ou nombre minimal et maximal) d'admlnlstrateurs
6 --	Restrictions, if any, on business the corporation may carryon None	Llmltes Imposées à ’activlté commerciale de la société, s'll y a lieu
7 --	Other provisions, if any	Autres dispositions, s’il y a lieu

The Board of Directors may appoint one or more directors to hold office between annual meetings for a term expiring not later than the next annual meeting of shareholders provided in no event shall the number of directors so appointed exceed one third of the number of directors elected at the previous annual meeting.

8 --	The amalgamation has been approved pursuant to that section or subsection of the Act which Is Indicated as follows:	La fusion a été approuvée en accord avec I'artlcle ou Ie paragraphe de la Loi indiqué ci-après
☐ 183 ☒ 184(1) ☐ 184(2)

9 --	Name of the amalgamating corporations Dénomination sociale des sociétés fusionnantes	Corporation No. N°de la société	Signature	Date	Title Titre
	MDS Inc.	342975-0		Oct. 28, 2002	Senior Vice President, General Counsel & Secretary
	3664368 Canada Inc.	3664368		Oct. 28, 2002	Vice-President & Secretary
	4105681 Canada Inc.	4105681		Oct. 28, 2002	Secretary

	For Departmental Use Only - À I'usage du ministère Corporation No. No de la société ►	411825-1	Filed - Déposée NOV 1 2002		Canada

SCHEDULE 1
TO THE ARTICLES OF AMALGAMATION
OF MDS INC.

The Corporation is authorized to issue a class of shares to be designated as "Common Shares" without limit on the authorized number thereof, having attached thereto the following rights, privileges, restrictions and conditions:

(i)
the holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the corporation except class meetings of other classes of shares and shall have one vote for each Common Share held at such meetings of shareholders of the corporation;

(ii)	the holders of the Common Shares shall in each year, at the discretion of the Board of Directors, be entitled to non-cumulative dividends as and when declared by the Board of Directors; and

(iii)
the holders of the Common Shares shall be entitled to receive the remaining property of the corporation in the event of liquidation, dissolution or winding up of the corporation or other distribution of the assets of the corporation among its shareholders for the purpose of winding up its affairs.